Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE

PRESS RELEASE

GEOKINETICS INC. ANNOUNCES REVERSE STOCK SPLIT

Houston, TX, November 2, 2006 – Geokinetics Inc. (OTCBB:GOKN) announced today that its stockholders have approved a reverse stock split of the Company’s common stock outstanding at a ratio of one share for every ten shares outstanding.

The reverse split was approved by stockholders at the Company’s 2006 Annual Meeting of Stockholders held on November 1, 2006.  The Company’s Certificate of Incorporation will be amended to effect the reverse split effective at 5:00 p.m. (CST) on November 3, 2006.

Geokinetics’ President and Chief Executive Officer, David A. Johnson commented: “We are pleased to announce the reverse stock split, an important step in achieving our goal of recognizing the value of our stock and listing on a national exchange.  We believe this change will help improve the Company’s equity structure and overall financial position, as well as better position the Company to capture new growth opportunities.”

About Geokinetics Inc.

Geokinetics, Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available on the Internet at www.geokineticsinc.com.

SOURCE:              Geokinetics, Inc.

CONTACT:          Scott McCurdy

Chief Financial Officer

(281) 848-6823

(281) 398-9996 FAX

Additional Information to Shareholders

Immediately after the Amendment to the Certificate of Incorporation becomes effective, each current certificate representing shares of Common Stock will automatically, and without any action on the part of the stockholders, represents a reduced number of new shares of Common Stock.  All existing holders of Common Stock will be asked to surrender their certificates representing old shares in exchange for certificates representing new shares.  Geokinetics’ transfer agent will furnish each stockholder with a letter of transmittal describing the procedures necessary for the exchange of certificates.  No fractional shares of Common Stock will be issued as a result of the reverse stock split.  A stockholder who would otherwise have received a fractional share of Common Stock will instead receive a cash payment in lieu of such fractional share.

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans and statements with respect to future benefits.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to execute our business plan and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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